Exhibit 99.1

AspenBio to Maintain NASDAQ Listing with Reverse Split of Common Stock
 1 for 5 Reverse Split Effective July 29, 2011

CASTLE ROCK, CO ─ July 21, 2011 ─ AspenBio Pharma, Inc. (NASDAQ: APPY), an emerging in-vitro diagnostic company, will conduct a one for five reverse split of its common shares to ensure continued compliance with NASDAQ’s $1.00 minimum bid price rule listing requirements. The company will also amend its Articles of Incorporation to reduce the authorized common shares from 60 million to 30 million.

The record date for the reverse split is July 28, 2011, with an effective date of July 29, 2011. While there is no requirement to do so, shareholders may exchange their existing certificates for new certificates. No shareholders will be “cashed out” as a result of this reverse stock split, as any fractional shares will be rounded up to the nearest whole share. Following the reverse split there will be approximately 8,028,000 common shares outstanding.

AspenBio Pharma’s common shares will begin trading on July 29, 2011 on a split-adjusted basis with a new CUSIP under the ticker symbol "APPYD". After thirty days, the shares will resume trading under the ticker symbol "APPY."

About AspenBio Pharma and AppyScore
AspenBio Pharma, Inc. (NASDAQ: APPY) is an emerging in-vitro diagnostic company focused on obtaining U.S. FDA clearance for its lead product, AppyScore™. AppyScore is a unique, blood-based test designed to help physicians manage the millions of patients who enter emergency rooms every year complaining of abdominal pain and suspected of having acute appendicitis but at low risk for the disease. AppyScore is a rule out screening test with high sensitivity and negative predictive value. The test could potentially decrease radiation exposure risk arising from the use of CT scans performed in triaging pediatric and adolescent patients with abdominal pain, as well as potentially reduce healthcare costs.   The company has a large and unique repository of blood samples that provide valuable data regarding the appendicitis condition and additional protein marker information associated with causes of abdominal pain, providing an important resource for product development. The company also has several reproduction drugs in research and development for use in animals of economic importance.

AspenBio Pharma has several issued or pending patents in the United States and abroad that cover its appendicitis and animal health related technologies, including those exclusively licensed from Washington University in St. Louis.

For more information, visit www.aspenbiopharma.com.

Forward-Looking Statements
This press release includes "forward-looking statements" of AspenBio Pharma, Inc. ("APPY") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our Nasdaq listing status, fluctuations in our stock price, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in APPY's most recent Annual Report on Form 10-K as filed with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey
Tel 303-794-2000 x 207

Investor Relations:
Liolios Group, Inc.
Ron Both
Tel 949-574-3860
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